UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
LHC GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name(s) of Person(s) Filing Proxy Statement, If other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LHC GROUP, INC.
901 Hugh Wallis Road South
Lafayette, Louisiana 70508
To Our Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of LHC Group, Inc. to be held on Thursday, June 2, 2016, at 10:00 a.m. (Central time), at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
Regardless of whether you plan to attend the Annual Meeting in person, I urge you to submit your proxy as soon as possible to assure your representation at the Annual Meeting. For your convenience, you can submit proxy and voting instructions in any one of the following ways:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;

•	By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card; or

•	By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided.

Even if you submit your proxy, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares of our common stock in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,
Keith G. Myers
Chief Executive Officer
April 29, 2016

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS BY INTERNET, TELEPHONE OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.
901 Hugh Wallis Road South, Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 2, 2016
To the Stockholders of LHC Group, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of LHC Group, Inc. will be held at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508, on Thursday, June 2, 2016, at 10:00 a.m. (Central time), for the following purposes:

1.
to elect the four Class II director nominees, who are named in the accompanying Proxy Statement, nominated by our board of directors to serve for a term of three years and until their successors are elected and qualified;

2.	to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers;

3.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 15, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.
Our board of directors unanimously recommends stockholders vote (1) FOR the election of the four Class II director nominees, who are named in the accompanying Proxy Statement, (2) FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers, and (3) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Our stockholders are cordially invited to attend the Annual Meeting in person. For directions to our headquarters, please contact us at (800) 489-1307.

By Order of the Board of Directors

Keith G. Myers
Chief Executive Officer
April 29, 2016

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR SIGNING AND DATING THE ENCLOSED PROXY CARD, OR COMPLETING, SIGNING, AND DATING THE VOTING INSTRUCTION FORM, AS APPLICABLE, AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 2, 2016
The 2015 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 29, 2016.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING,
AND VOTING
Why am I receiving these proxy materials?
Our board of directors is soliciting your proxy to vote your shares of our common stock at the 2016 Annual Meeting of Stockholders because you owned shares of our common stock at the close of business on April 15, 2016, the record date for the Annual Meeting, and are therefore entitled to vote at the Annual Meeting. This Proxy Statement, along with a proxy card and the 2015 Annual Report, is being mailed on or about April 29, 2016, to stockholders of record as of April 15, 2016. We have made this Proxy Statement and the 2015 Annual Report available to you on the Internet and we have delivered printed proxy materials to you. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the 2016 Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares of our common stock.
What is a proxy?
A proxy is your legal designation of another person to vote your shares of our common stock. The written documents providing notice of the Annual Meeting and describing the matters to be considered and voted on are called a “Notice” and a “Proxy Statement,” respectively. The document used to designate a proxy to vote, and to provide voting instructions on how to vote, your shares of our common stock at the Annual Meeting is called a “proxy card.” Collectively, the Notice, Proxy Statement, and proxy card are called the “proxy materials.” Our board of directors has designated two of our officers, Keith G. Myers and Donald D. Stelly, to act as proxies for the Annual Meeting for any stockholder of record as of April 15, 2016 returning a signed and dated proxy card.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 10:00 a.m. (Central time), on Thursday, June 2, 2016, at our principal executive offices located at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.
Who is soliciting my proxy?
Our board of directors is soliciting your proxy to vote your shares of our common stock on all matters properly coming before the 2016 Annual Meeting of Stockholders, whether or not you attend in person. By submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you are authorizing the proxy holders to vote your shares of our common stock at the Annual Meeting as you have instructed, if applicable.

On what matters will I be voting?
At the Annual Meeting, our stockholders will be asked to vote on the following matters:
1. the election of the four Class II director nominees, who are named in this Proxy Statement, nominated by our board of directors to serve for a term of three years and until their successors are elected and qualified;
2. the adoption, on an advisory basis, of a resolution approving the compensation of our named executive officers, as described in this Proxy Statement; and
3. the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Our stockholders will also be asked to consider any other business that properly comes before the Annual Meeting. We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. For more information, see “Could other matters be considered and voted upon at the Annual Meeting?” below.
How does the board of directors recommend that I cast my vote?
Our board of directors unanimously recommends that you vote:

•	FOR the election of all of the Class II director nominees;

•	FOR the adoption, on an advisory basis, of the resolution approving the compensation of our named executive officers; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
We do not expect any matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. However, by submitting your proxy and voting instructions via the Internet or by telephone, or by dating, signing, and returning a proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and such persons intend to vote on any such other matter in accordance with their discretion.
How many votes may I cast?
You have one vote for every share of our common stock that you owned on April 15, 2016, the record date for the Annual Meeting.
How many shares of common stock are eligible to be voted?
As of the record date for the Annual Meeting, we had 18,122,084 shares of our common stock outstanding, each of which entitles the holder to one vote.
How many shares of common stock must be present to hold the Annual Meeting?
Our bylaws provide that the presence at the Annual Meeting, whether in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote in the election of directors constitutes a quorum necessary to properly convene a meeting of our stockholders. The inspector of elections will determine whether a quorum exists. Abstentions will be treated as shares present for quorum purposes, but broker non-votes will not be counted as present for purposes of a quorum, since brokers are not entitled to vote in the election of directors without instructions from the beneficial owner. For more information, see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.

How do I vote?
Stockholder of Record
If as of April 15, 2016, your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by us.
If you are a stockholder of record as of April 15, 2016, there are four ways to ensure your shares of our common stock are represented and voted at the Annual Meeting:

•	Via the Internet. You may submit your proxy and voting instructions via the Internet by following the instructions provided on your proxy card;

•	By Telephone. You may submit your proxy and voting instructions by calling the toll-free number found on your proxy card;

•	By Mail. You may submit your proxy and voting instructions by completing, dating, and signing the enclosed proxy card and returning it promptly in the envelope provided; or

•
In Person. You may vote your shares of our common stock in person at the Annual Meeting. If you desire to vote your shares of our common stock in person at the Annual Meeting, please request, complete, and deliver to the proxies a ballot prior to the time that ballots are collected at the Annual Meeting.

Only the latest dated proxy received from you, whether via the Internet, by telephone, or by mail, will be used by the proxies to vote your shares at the Annual Meeting. If you submit your proxy and voting instructions via the Internet or by telephone, please do not mail your proxy card.
Beneficial Owner of Shares Held in Street Name
If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee, or other nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or other nominee on how to vote your shares of our common stock via the Internet or by telephone if the bank, broker, trustee, or other nominee offers these options or by completing, signing, and returning a voting instruction form. Your bank, broker, trustee, or other nominee will send you instructions for submitting your voting instructions for your shares of our common stock. You may also vote your shares of our common stock in person at the Annual Meeting if you obtain a proxy from your bank, broker, trustee, or other nominee and present it to the inspectors of election with your ballot when you vote your shares at the Annual Meeting. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?” below.
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?
If you properly complete, date, sign, and return a proxy or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record as of April 15, 2016, and you do not provide voting instructions on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.
If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which your holder of record does not have discretionary authority to vote. If a proposal is determined to be discretionary, your bank, broker, trustee, or other nominee is permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee, or other nominee is not permitted under the applicable rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because it has not received voting instructions from the beneficial owner.

Under applicable rules, the proposal relating to the ratification of the selection of our independent registered public accounting firm is a discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares may be voted by your bank, broker, trustee, or other nominee with respect to the ratification of the selection of our independent registered public accounting firm.
Under applicable rules, the proposals relating to the election of the director nominees and the compensation of our named executive officers are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee, or other nominee holding shares for you, your shares will not be voted by your bank, broker, trustee, or other nominee with respect to the election of the four Class II director nominees, or on the approval, on an advisory basis, of the compensation of our named executive officers. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares.
Shares subject to broker non-votes will not be included in calculating the number of votes necessary for approval of such matter nor will such shares be considered present at the Annual Meeting for purposes of determining the existence of a quorum.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of four Class II director nominees	For all nominees, withhold vote for all nominees, or for all nominees except for nominees indicated	Plurality of votes cast	No effect	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	No effect

No. 3: Ratification of the selection of our independent registered public accounting firm	For, against, or abstain	Affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the proposal	Treated as votes against	N/A

In contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our director nominees are elected by a plurality of the votes cast. Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote on the proposal.

Can I revoke or change my voting instructions after I deliver my proxy?
Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock by: (1) notice in writing to our Corporate Secretary, (2) our timely receipt of another proxy with a later date, or (3) voting in person at the Annual Meeting. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.
How will votes be counted?
An inspector of elections will be appointed to, among other things, determine the number of shares of our common stock outstanding on the record date, determine the number of shares of our common stock represented at the Annual Meeting, determine the existence of a quorum and the authenticity, validity, and effect of proxies, receive votes of ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, and determine the results of the matters considered at the Annual Meeting.

Who pays for soliciting proxies?
We pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers, banks, trustees, and other nominees to send proxy materials to the beneficial owners, and we will reimburse them for their reasonable expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, e-mail, personal interview, or other means.
Could other matters be considered and voted upon at the Annual Meeting?
Our board of directors does not expect to bring any other matter before the Annual Meeting, and it is not aware of any other matter that may be considered at the Annual Meeting. In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the Annual Meeting. However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies in their discretion.
What happens if the Annual Meeting is postponed or adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote your shares at a postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Do I need identification to attend the Annual Meeting in person?
Yes, please bring proper identification. If you are a beneficial owner, please also bring acceptable proof of ownership, such as a letter from your broker, bank, trustee, or other nominee or an account statement showing that you beneficially owned shares of our common stock on the record date.
How can stockholders present proposals and director nominations for our 2017 Annual Meeting?
If a stockholder wants to have a proposal formally considered at our 2017 Annual Meeting of Stockholders and included in our 2017 Proxy Statement, we must receive the proposal in writing at our principal executive offices by January 7, 2017, and the proposal must comply with applicable rules of the Securities and Exchange Commission (“SEC”).
If a stockholder wants to make a proposal or submit a director nomination for consideration at our 2017 Annual Meeting of Stockholders, but does not wish to have it included in our Proxy Statement, we must receive the proposal in writing , directed to our Corporate Secretary at our principal executive offices no earlier than February 6, 2017 and no later than March 8, 2017. If the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or after June 2, 2017 (the anniversary date of the 2016 Annual Meeting of Stockholders), to be timely, the stockholder must deliver notice no later than the close of business on the later of 90 days prior to the 2017 Annual Meeting of Stockholders or 10 days following the day on which the company first makes public announcement of the date of the 2017 Annual Meeting of Stockholders. See the section titled “The Board of Directors and Corporate Governance – Director Nominee Evaluation Process” for additional information about stockholder nominations. All stockholder proposals and director nominations must comply with the requirements of our bylaws. The requirements of our bylaws are separate from and in addition to the applicable rules of the SEC that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement.
The address of our principal executive offices to which proposals and nominations should be directed is 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 2, 2016.

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2015 are available at http://investor.lhcgroup.com/annuals.cfm.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Directors
Our board of directors has reviewed the independence of each of our directors in light of the definition of “independent director” in the applicable listing standards of the Nasdaq Stock Market, LLC (“NASDAQ”). As a result of this review, we affirmatively determined that all of our directors are independent, with the exception of Keith G. Myers, our Chief Executive Officer, and John L. Indest, who was employed by the company until August 31, 2011 and currently serves as a consultant to the company.
In determining the independence of each director pursuant to the applicable rules, we evaluated four relationships. First, in considering whether Dan S. Wilford qualifies as an independent director, we reviewed the company’s employment arrangement with Ned B. Wilford, the brother of Dan Wilford. We concluded that the employment arrangement did not disqualify Dan Wilford as an independent director. See also the section titled "Certain Relationships and Related Transactions." for a further discussion of this employment arrangement. Second, in considering whether Senator John B. Breaux qualifies as an independent director, we reviewed the company’s relationship with Squire Patton Boggs, which provides consulting services to the company, and of which Senator Breaux is Senior Counsel. We concluded that the relationship did not disqualify Senator Breaux as an independent director. Third, in considering whether Congressman W.J. “Billy” Tauzin qualifies as an independent director, we reviewed the company's relationship with Tauzin Consultants, a consulting company owned by the son of Congressman Tauzin and in which Congressman Tauzin serves as a consultant. We concluded that the relationship did not disqualify Congressman Tauzin as an independent director. Finally, in considering whether Christopher S. Shackelton qualifies as an independent director, we reviewed the company’s relationship with Coliseum Capital Management, LLC, which beneficially owns more than 5% of our outstanding shares of common stock, and of which Mr. Shackelton is the managing partner. We concluded that the relationship did not disqualify Mr. Shackelton as an independent director.
Board Leadership Structure; Succession Planning
Our board of directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer. We have also established a Lead Director position held by an independent director to further strengthen our governance structure. We believe this structure provides an efficient and effective leadership model for the company. Combining the Chairman of the Board and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy, while appointing a Lead Director ensures that an independent director serves in a board leadership position, allowing our independent directors to effectively oversee company management and key issues related to strategy, risk, and integrity. To further assure effective independent oversight, we have adopted a number of governance practices, including:

•	executive sessions of our independent directors after every board meeting, and

•	annual performance evaluations of the Chairman of the Board and Chief Executive Officer by our independent directors.
Congressman Tauzin has served as our Lead Director since January 2005. The Lead Director’s duties include preparing and reviewing agendas and minutes of committee meetings and pertinent board issues and presiding at regularly scheduled executive sessions and other meetings of our independent directors.
We recognize that no single leadership model is right for all companies and that, depending on the circumstances, other leadership models, such as one providing for a separate independent Chairman of the Board, might be appropriate. Accordingly, our board of directors periodically reviews our leadership structure. Based on that review, our board of directors believes that our leadership model best serves the company and its stockholders.
A key responsibility of the Chief Executive Officer and our board of directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession-planning reviews are held at every significant organizational level of the company. During this review, the Chief Executive Officer and the members of the Nominating and Corporate Governance Committee discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the company makes ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.
In addition, the Chief Executive Officer maintains in place at all times, and reviews with the Nominating and Corporate Governance Committee periodically, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.

Risk Oversight
Our enterprise risk management is an overarching ongoing governance process for identifying, ranking, and managing the risks of our business. Top risks that have been identified through this process are managed by the executive team and assigned to the senior managers responsible for coordinating the monitoring, reporting, and risk mitigation activities associated with such risks, which may be financial, operational, or strategic in nature. Senior managers periodically provide detailed reports to our board of directors or its committees. Accountability to a committee of our board of directors is based on the nature of the risk and the applicable responsibilities of the committee. For all other risks not applicable to a committee, accountability is with our board of directors. For example, financial related risks are reviewed by the Audit Committee, governance related risks are reviewed by our Nominating and Corporate Governance Committee, and strategic risks are reviewed by our full board. Our board of directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with our compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in our practices and policies.
Based on the results of the Compensation Committee’s risk assessment, management has concluded that our current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. Our management also believes that our incentive compensation arrangements do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Committees and Meetings of the Board of Directors
During 2015, our board of directors held six meetings and took additional action, from time to time, by unanimous written consent. All of our directors attended at least 75% of the aggregate number of meetings held in 2015 by our board of directors and its committees on which he or she served that were held during the period that he or she served as a director committee member. Our board of directors does not have a policy requiring director attendance at annual meetings. Three members of our board of directors attended the 2015 Annual Meeting.
We have adopted a policy relating to executive sessions of our board of directors. Under this policy, no less frequently than semi-annually, our board of directors is required to meet in executive sessions in which independent directors meet separately from our non-independent directors and members of management. Although the policy only requires semi-annual meetings in executive sessions, our board of directors often holds an executive session in connection with each board meeting. The independent members of our board of directors held three executive sessions during 2015.
We have established five committees of our board of directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Clinical Quality Committee, and the Corporate Development Committee, each of which is briefly described below. The following table shows the current membership of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Clinical Quality	Corporate Development
Monica F. Azare		X*		X
John B. Breaux		X	X
John L. Indest				X*
George A. Lewis	X*
Ronald T. Nixon	X		X		X*
Christopher S. Shackelton	X				X
W. J. “Billy” Tauzin		X	X
Kenneth E. Thorpe				X	X
Brent Turner	X				X
Dan S. Wilford	X		X*	X

*	Committee Chair.

Audit Committee
During 2015, the Audit Committee held eight meetings. The members of the Audit Committee during 2015 were Messrs. Lewis, Shackelton, Turner, and Wilford, with Mr. Lewis serving as Chair. Mr. Nixon was appointed to the Audit Committee by the board of directors effective March 1, 2016. We have determined that each member of the Audit Committee is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of NASDAQ, including rules specifically governing audit committee members. A description of Mr. Lewis’ qualifications with regard to his status as an audit committee financial expert can be found in the biographical information set forth in the section titled “Information about Director Nominees, Continuing Directors and Management.”

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and the charter of the Audit Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Audit Committee performs the following functions, among others:

•
selects our independent registered public accounting firm (whose duty it is to audit the financial statements of the company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all permitted non-audit services by our independent auditors;

•	meets with the independent auditors and management of the company to review and discuss the scope of the audit and all significant matters related to the audit;

•	reviews the adequacy and effectiveness of our internal controls regarding accounting and financial matters;

•	reviews the company’s financial statements and discusses them with management and the independent auditors;

•	reviews and discusses with management our earnings reports and press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviews and discusses with management our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	reviews and approves any proposed transaction with any affiliate, in accordance with our written policy with respect to related person transactions;

•	reviews the effectiveness of our compliance program with management;

•	annually reviews and implements the Audit Committee charter and reports to our board of directors regarding activities of the Audit Committee; and

•	performs an annual performance evaluation of the Audit Committee.
Additional information regarding the Audit Committee and its processes and procedures for the consideration and approval of related party transactions can be found in the section titled “Certain Relationships and Related Transactions.”
Compensation Committee
During 2015, the Compensation Committee held two meetings and took additional action by unanimous written consent. The members of the Compensation Committee during 2015 were Ms. Azare and Messrs. Breaux, and Tauzin, with Ms. Azare serving as Chair. We have determined that each of the members of the Compensation Committee is an “independent director” as defined under the listing standards of NASDAQ, including rules specifically governing compensation committee members, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.
The charter of the Compensation Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Compensation Committee performs the following functions, among others:

•
annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of these goals and objectives;

•	annually determines and approves the compensation of our Chief Executive Officer based on such evaluation;

•	annually reviews, evaluates and approves the compensation of our other executive officers;

•	makes recommendations to our board of directors regarding our equity-based and incentive compensation plans;

•	annually reviews and implements the Compensation Committee charter and reports to our board of directors regarding activities of the Compensation Committee; and

•	performs an annual performance evaluation of the Compensation Committee.
The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate. In 2010, the Compensation Committee delegated authority to the Compensation Committee Chair and our Chief Executive Officer to approve incentive awards under our long-term incentive plans to participants who are not subject to Section 16 of the Exchange Act, provided such awards are consistent with the previously approved methodology for determining awards. Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of executive compensation can be found in the section titled “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
During 2015, the Nominating and Corporate Governance Committee held three meetings and took additional action by unanimous written consent. The current members of the Nominating and Corporate Governance Committee are Messrs. Breaux, Nixon, Tauzin, and Wilford, with Mr. Wilford serving as Chair. We have determined that each of the members of the Nominating and Corporate Governance Committee are independent directors under the listing standards of NASDAQ.
The charter of the Nominating and Corporate Governance Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Nominating and Corporate Governance Committee performs the following functions, among others:

•
recommends to our board of directors for its approval proposed nominees for board membership after evaluating each proposed nominee and making a determination as to such proposed nominee’s qualifications to be a board member;

•	evaluates the performance of each existing director before recommending to our board of directors his or her nomination for an additional term as a director;

•
annually reviews and implements the Nominating and Corporate Governance Committee charter and reports to our board of directors regarding activities of the Nominating and Corporate Governance Committee; and

•	performs an annual performance evaluation of the Nominating and Corporate Governance Committee.
Clinical Quality Committee
During 2015, the Clinical Quality Committee held three meetings. The current members of the Clinical Quality Committee are Ms. Azare and Messrs. Indest, Thorpe, and Wilford, with Mr. Indest serving as Chair.
The charter of the Clinical Quality Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Clinical Quality Committee performs the following functions, among others:

•	advises our clinical leadership of leading edge strategies, including clinical practices to be evaluated for company adoption;

•	monitors our performance on established internal and external benchmarking regarding clinical performance and outcomes;

•	oversees and evaluates the effectiveness of our performance improvement and quality plans;

•	facilitates the development of industry best-practices based on internal and external data comparisons;

•	fosters enhanced awareness of our clinical performance by our board of directors and appropriate external sources;

•	establishes a long-term, strategic clinical vision for the company;

•	makes recommendations to our board of directors with respect to our overall quality, safety, and performance improvement initiatives;

•	makes regular reports to the board of directors concerning the activities of the Clinical Quality Committee;

•	annually reports to our board of directors certain company statistical information as required by The Joint Commission, a healthcare accreditation organization;

•	annually reviews and implements the Clinical Quality Committee charter and reports to our board of directors regarding activities of the Clinical Quality Committee; and

•	performs an annual performance evaluation of the Clinical Quality Committee.

Corporate Development Committee
During 2015, the Corporate Development Committee held five meetings. The current members of the Corporate Development Committee are Messrs. Nixon, Shackelton, Thorpe, and Turner, with Mr. Nixon serving as Chair.
The charter of the Corporate Development Committee is available on our website at www.lhcgroup.com under Investors - Corporate Governance. The Corporate Development Committee performs the following functions, among others:

•	develops long-term corporate development strategies;

•	works with management to develop acquisition strategies;

•	reviews progress on corporate development strategies;

•	reports evaluations and recommendations relating to corporate development strategies to our board of directors;

•	annually reviews and implements the Corporate Development Committee charter and reports to our board of directors regarding activities of the Corporate Development Committee; and

•	performs an annual performance evaluation of the Corporate Development Committee.
Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee is responsible for seeking individuals qualified to become board members, conducting appropriate inquiries into the backgrounds and qualifications of possible board nominees, and proposing nominees for board membership to our board of directors for its approval. The Nominating and Corporate Governance Committee will consider candidates for board membership suggested by its members and other board members, as well as by management and stockholders.
The Nominating and Corporate Governance Committee seeks to ensure that the composition of our board of directors at all times reflects a variety of complementary experiences and backgrounds sufficient to provide sound and prudent guidance with respect to the operations and interests of the company. The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:

•	the commitment of the prospective nominee to represent the long-term interests of our stockholders;

•	the prospective nominee’s standards of character and integrity;

•	the prospective nominee’s financial literacy;

•
the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s independence and absence of any conflicts of interest that would interfere with his or her performance as a director; and

•	the extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for our board of directors.
The Nominating and Corporate Governance Committee strives to ensure that at least one member of our Audit Committee qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K, and that a majority of the members of our board of directors meet the definition of “independent director” under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to participate as members of our board of directors. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the company and our stockholders, such as the current composition of our board of directors, the balance of management and independent directors, and the need for specialized expertise.
Annually, the Nominating and Corporate Governance Committee reviews with our full board of directors the appropriate experience, skills, and characteristics expected of board members in the context of the current make-up of our board of directors. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s annual review includes assessing the diversity of our board of directors and whether board members possess certain skills, such as an understanding of financial statements and financial reporting systems, an understanding of the healthcare industry, experience in operations, experience in governmental matters, and experience in acquisitions. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience, and leadership qualities. If, as a result of such assessment, the Nominating and Corporate Governance Committee determines that adding or replacing a director is advisable, the Nominating and Corporate Governance Committee initiates a search for a suitable candidate to fulfill the board’s needs from a diverse pool of candidates.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our board of directors willingness to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of the need for additional skills or experience from new board members. If any member of our board of directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee or our full board of directors decides not to re-nominate a current board member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience for a new nominee in light of the criteria for board members described above. The Nominating and Corporate Governance Committee considers new candidates for our board of directors recommended by current members of our board or members of management. In addition, the Nominating and Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential director nominees. The Nominating and Corporate Governance Committee also considers director candidates recommended by eligible stockholders. The criteria employed by the Nominating and Corporate Governance Committee in evaluating potential nominees do not differ based on whether the candidate is recommended by a stockholder of the company.
A stockholder who wishes to recommend a prospective nominee for our board of directors to the Nominating and Corporate Governance Committee must submit a written notice by mail to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date the company’s Notice of Annual Meeting was first sent to stockholders in connection with the previous year’s Annual Meeting.
Stockholder recommendations to the Nominating and Corporate Governance Committee should include, at a minimum:

•	the candidate’s name, age, business addresses and other contact information;

•
a complete description of the candidate’s qualifications, experience, background, and affiliations, as would be required to be disclosed in the proxy statement pursuant to the applicable rules of the SEC;

•	a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	the name and address of the stockholder(s) of record making such a recommendation.
Stockholders may also continue to make their own direct nominations to our board of directors, for election at an Annual or Special Meeting of the Stockholders, in accordance with the procedures set forth in our bylaws relating to stockholder nominations. To be timely, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than 60 or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders; provided, however, that if no proxy materials were mailed by us in connection with the preceding year’s Annual Meeting, or if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. There have been no changes to the procedures by which stockholders may recommend nominees to our board of directors, as set forth above, since our disclosure of such procedures in our proxy statement for our 2015 Annual Meeting of Stockholders. Neither our Corporate Secretary nor the Nominating and Corporate Governance Committee has received any nominations from any of our stockholders in connection with the 2016 Annual Meeting.
Stockholder Communications with the Board of Directors
Our board of directors accepts communications sent by our stockholders. Stockholders may communicate with our board of directors (or with specified individual directors) by writing to them at LHC Group, Inc., c/o Corporate Secretary, 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Communications should be sent by overnight or certified mail, return receipt requested. All written communications received from our stockholders will be forwarded promptly to the member(s) of our board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of our board of directors, the communication will be forwarded to all members of our board.
Compensation Committee Interlocks and Insider Participation
Ms. Azare and Messrs. Breaux, and Tauzin served as members of the Compensation Committee of our board of directors during 2015. None of the members of the Compensation Committee during 2015 was, during 2015 or formerly, an officer or employee of the company or had any relationships during 2015 requiring disclosure in this proxy statement under “Certain Relationships and Related Transactions.” During 2015, none of our executive officers served as a member of a board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our board of directors or the Compensation Committee.
Code of Business Conduct and Ethics; Corporate Governance Guidelines
In compliance with requirements of both the SEC and the listing standards of NASDAQ, we have adopted a Code of Conduct and Ethics applicable to all of our directors, officers, and employees. Our Code of Conduct and Ethics and our Corporate Governance

Guidelines can be found on our website at www.lhcgroup.com under Investors - Corporate Governance. Both are available in print upon request.

2015 DIRECTOR COMPENSATION
The following table sets forth the cash and equity compensation that was earned by or paid to our non-employee directors during 2015:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total ($)
Monica F. Azare	69,000	60,840	129,840
John B. Breaux	63,000	60,840	123,840
John L. Indest (3)	63,000	60,840	123,840
George A. Lewis	75,000	60,840	135,840
Ronald T. Nixon	67,500	60,840	128,340
Christopher S. Shackelton (4)	66,000	60,840	126,840
W. J. "Billy" Tauzin	87,966	60,840	148,806
Kenneth E. Thorpe	63,000	60,840	123,840
Brent Turner	66,000	60,840	126,840
Dan S. Wilford	78,000	60,840	138,840

(1)	Amounts reflect the total cash compensation earned by or paid to each director in fiscal year 2015 in connection with board and committee retainers and meeting fees.

(2)
Reflects the aggregate grant date fair value of the restricted stock awards on the grant date. The grant date fair value of the awards is determined pursuant to Accounting Standards Codification 718 and is based on the closing sales price per share of our common stock on the date of grant.

(3)
Mr. Indest retired as an employee on August 31, 2011. In connection with his retirement, Mr. Indest entered into a consulting agreement with the company, under which Mr. Indest agreed to provide consulting services to the company on an as requested basis. Under the consulting agreement, Mr. Indest will be paid $125 per hour for his services and will remain eligible to participate in our medical insurance plan. In 2015, Mr. Indest did not perform any consulting services and therefore did not receive any cash compensation under his consulting agreement.

(4)
Mr. Shackelton is the managing partner of Coliseum Capital Management, LLC ("Coliseum"), which beneficially owns more than 5% of our outstanding shares of common stock. Due to his affiliation with Coliseum, Mr. Shackelton requested and we agreed that payment of his non-employee director compensation (both cash and equity compensation) will be assigned and payable directly to Coliseum. In lieu of granting an annual restricted share award to Mr. Shackelton, our board of directors determined that the annual equity award granted in connection with Mr. Shackelton's board service would be determined in the same manner and relate to the same number of shares as the award to the other non-employee directors, but would pay out in cash instead of shares of company stock on the applicable vesting dates. The total number of phantom shares held by Coliseum as of December 31, 2015 was 1,800.

Director Compensation Plan
Our Second Amended and Restated 2005 Non-Employee Directors Compensation Plan, as amended, which we refer to as the “Director Compensation Plan,” provides for both cash and equity compensation for our non-employee directors. Our employees do not receive any compensation for serving on our board of directors.
Cash Compensation
Our non-employee directors received the following fees, as applicable, pro-rated for their service on our board of directors and its committees from January 1, 2015 through December 31, 2015:

•	$45,000 annual cash retainer, payable on a monthly basis, for service on our board of directors;

•	$25,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;

•	$24,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Audit Committee;

•
$12,000 annual cash retainer, payable on a monthly basis, for service as the Chair of the Compensation Committee, Chair of the Nominating and Corporate Governance Committee, Chair of the Corporate Development Committee, or Chair of the Clinical Quality Committee;

•	$6,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of our board of directors, excluding the Audit Committee;

•	$9,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) of the Audit Committee; and

•	$1,500 meeting fee, payable for each board meeting.
Equity Compensation
The Director Compensation Plan provides for annual awards of restricted stock to non-employee directors. On March 1, 2015, each non-employee director received an award of restricted stock having an aggregate value equal to approximately $60,000, except Mr. Shackelton. The number of shares of restricted stock awarded to each non-employee director was determined by dividing $60,000 by the fair market value per share as of the date of grant (rounded up to the nearest hundred shares). These annual restricted stock awards vest on the first anniversary of the grant date. Based on Mr. Shackelton’s affiliation with Coliseum Capital Management, LLC, in lieu of making restricted stock awards to Mr. Shackelton, our board of directors granted to Coliseum the right to receive a cash payment equal to the fair market value of the shares of restricted stock otherwise awarded to each other non-employee director, payable on the first anniversary of each grant date, subject to Mr. Shackelton’s continued service on our board of directors.

In addition, the Director Compensation Plan provides that new directors, other than the Lead Director, receive an initial award of 3,500 shares of restricted stock in connection with their election or appointment to our board of directors. The Lead Director receives an initial award of 7,000 shares of restricted stock in connection with his or her appointment as Lead Director. These initial awards of restricted stock vest one-third on the grant date and one-third on each of the first two anniversaries of the grant date. Mr. Shackelton was appointed to our board of directors on November 14, 2012. Based on Mr. Shackelton’s affiliation with Coliseum Capital Management, LLC, in lieu of making the initial award of 3,500 restricted shares directly to Mr. Shackelton, our board of directors granted to Coliseum the right to receive a cash payment on each of November 15, 2013, November 15, 2014, and November 15, 2015, subject to Mr. Shackelton’s continued service on our board of directors. The amount of each such cash payment was equal to the fair market value of shares of common stock as of the payment date (1,166 shares on November 15, 2013, 1,166 shares on November 15, 2014, and 1,168 shares on November 15, 2015). Mr. Turner was appointed to the board of directors on August 15, 2014, and received an initial grant of 3,500 shares of restricted stock at that time, 1,166 of which vested on August 15, 2015, 1,167 of which will vest on August 15, 2016, and 1,167 of which will vest on August 15, 2017.
Benefits
We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities. Our non-employee directors do not receive other benefits from the company with the exception of Mr. Indest who, along with his spouse, participates in our medical insurance plan pursuant to Mr. Indest’s consulting agreement with the company.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding board member compensation practices that are consistent with our business goals and compensation philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. In the fall of 2012, the Compensation Committee retained the executive compensation consulting services of Pearl Meyer & Partners (“PM&P”). Specifically, the Compensation Committee instructed PM&P to (i) review the total compensation package we provide to our board members, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our board members. We referred to the results of these studies, and also internally reviewed current industry and market practices within our peer group, when we established compensation levels for our board members for 2015. PM&P has no other relationship with our company. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest.

INFORMATION ABOUT DIRECTOR NOMINEES, CONTINUING DIRECTORS, AND
MANAGEMENT

Our board of directors is composed of three classes, designated Class I, Class II, and Class III, with one class of directors elected each year for a three-year term. For each director nominee, each of our other directors whose term will continue after the Annual Meeting, and each of our executive officers, the following sets forth the age, position(s) with the company (if any), principal occupations and employment during the past five years, any family relationships among such persons, and, if a director nominee or a continuing director, each person’s directorships with other public corporations during the past five years, and the year that he or she was first elected as a director of the company or our predecessor. We have also included information about each continuing director and director nominee’s specific experience, qualifications, attributes, or skills that led our board of directors to conclude that he or she should serve as one of our directors, in light of our business and structure.

Information Regarding Nominees for Class II Directors:
Nominees for election at the 2016 Annual Meeting of Stockholders as Class II Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2019

Director	Age	Position
John L. Indest	64	Director
Ronald T. Nixon	60	Director
W.J. “Billy” Tauzin	72	Director
Kenneth E. Thorpe	59	Director
John L. Indest has served as a director since June 2000 and as a consultant to the company since September 1, 2011. Mr. Indest previously served as Special Advisor to the Chief Executive Officer, a position he held from August 2009 to August 2011, as our President from September 2007 to August 2009, and as our Chief Operating Officer from 2005 to June 2009. Prior to that, he served as one of our Executive Vice Presidents and as our Senior Vice President and Chief Operating Officer of Home-Based Services, beginning in May 2001. From November 1998 to May 2001, Mr. Indest served as our Vice President. Prior to joining us in November 1998, Mr. Indest served as President, Chief Executive Officer, and co-owner of Homebound Care, Inc., a regional home health provider.
Mr. Indest has testified before the Subcommittee on Health of the U.S. House of Representatives’ Ways and Means Committee and was Co-Chairman of the Louisiana Task Force on Ethics, overseeing compliance issues applicable to home health and hospice in the State of Louisiana. He formerly served on the board of directors of the National Association for Home Care & Hospice. Mr. Indest is a registered nurse, with a Master of Science in Health Services Administration from the University of St. Francis. We believe that Mr. Indest’s experience as a registered nurse, combined with his extensive experience in home health operations, contributes greatly to our board’s composition and to the company’s leadership role within the home care industry.
Ronald T. Nixon has served as a director since July 2001. Mr. Nixon is a founding principal of The Catalyst Group, formed in 1990, which has managed two small business investment companies, or SBICs, one participating preferred SBIC, and six private equity investment funds. Prior to founding The Catalyst Group, Mr. Nixon operated companies in the manufacturing, distribution, and service sectors. Mr. Nixon has served or currently serves on the boards of directors of numerous private companies.
Mr. Nixon holds a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and is a registered Professional Engineer in the State of Texas. We believe that Mr. Nixon’s extensive experience with acquisitions and the capital markets contributes greatly to our board’s composition and ability to oversee the company’s strategic growth strategy.
Congressman W.J. “Billy” Tauzin has served as our Lead Director since January 2005. From December 2010 until March 1, 2014, Congressman Tauzin served as Special Legislative Counsel to Alston & Bird LLP. From December 2004 to June 2010, Congressman Tauzin was President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 13 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District since being first sworn in in 1980. From January 2001 through February 2004, Congressman Tauzin served as Chairman of the House Committee on Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to serving as a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. He currently serves as a director of Entergy Corporation, a publicly-traded energy company, and Pillguard, LLC and Resilient Network Systems, LLC, both privately-held companies.
Congressman Tauzin received a Bachelor of Arts Degree from Nicholls State University and a Juris Doctor from Louisiana State University. We believe that Congressman Tauzin’s extensive involvement with healthcare and governmental affairs during his distinguished service in Congress, combined with his leadership within the pharmaceutical industry, contributes greatly to our board’s ability to establish and oversee strategy with regard to the company’s work with Congress and other industry leaders on reimbursement and quality related matters.
Kenneth E. Thorpe, Ph.D. has served as a director since February 2010. Dr. Thorpe is the Robert W. Woodruff Professor and Chair of the Department of Health Policy and Management at the Rollins School of Public Health of Emory University. He also co-directs the Emory Center on Health Outcomes & Quality. Dr. Thorpe held similar faculty positions in public health departments at Tulane University, the University of North Carolina at Chapel Hill, Harvard University, and Columbia University. He was Deputy Assistant Secretary for Health Policy in the U.S. Department of Health and Human Services from 1993 to 1995. In this capacity, he coordinated all financial estimates and program impacts of President Clinton’s healthcare reform proposals for the White House. Dr. Thorpe directed the Clinton administration’s efforts regarding Congressional healthcare reform proposals during the 103rd and 104th sessions of Congress. Dr. Thorpe has testified before several committees in the U.S. Senate and House of Representatives on healthcare reform and insurance issues.
In 1991, Dr. Thorpe was awarded the Young Investigator Award presented to the most promising health services researcher in the country under age 40 by the Association for Health Services Research. Dr. Thorpe has authored or co-authored over 85 articles, book chapters, and books and is a frequent national presenter on issues of healthcare financing, insurance, and healthcare reform at healthcare conferences, on television, and in the media. Dr. Thorpe received his Ph.D. from the Rand Graduate School, a Master of Arts from Duke University, and his Bachelor of Arts from the University of Michigan. Dr. Thorpe also currently serves as the Executive Director of the Partnership to Fight Chronic Disease, a national and state-based coalition committed to raising awareness of the number one cause of death and disability, the rising healthcare costs in the United States, and the rising rates of preventable and treatable chronic diseases. We believe that Dr. Thorpe’s extensive experience in chronic disease management and health policy contributes greatly to our board’s ability to oversee our strategic efforts in regards to clinical quality and innovation initiatives.

Information Regarding Continuing Directors:

Class I Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2018

Director	Age	Position
Monica F. Azare	49	Director
John B. Breaux	72	Director
Dan S. Wilford	75	Director
Monica F. Azare has served as a director since November 2007. Ms. Azare is currently Vice President, Deputy General Counsel, Video, and served as Senior Vice President of Corporate Internal Communications, for Verizon Communications Inc. Ms. Azare also served as President, New York Region - Public Policy and Government Affairs for Verizon Communications Inc. from 2006 to 2008, and before that she served as Executive Director and Senior Counsel of Federal Affairs for Verizon Wireless from 2000 to 2006. Ms. Azare’s distinguished career also includes service as Vice President, Federal Affairs for Insight Communications Company, Inc. in New York and Chief Counsel to House Energy and Commerce Committee Chairman Billy Tauzin.
Ms. Azare is a member of the Federal Communications Bar Association, Louisiana State Bar Association and the Corporate Counsel Women of Color, Association of Corporate Counsel, and she was selected as a 2006-2007 David Rockefeller Fellow. She currently serves on several boards of directors, including the New York City Partnership Foundation, Inc. and the Louisiana State University College Advisory Board. Ms. Azare is also a member of the Executive Leadership Council. A Louisiana native, Ms. Azare received a Bachelor of Arts degree from Louisiana State University and a Juris Doctor from the Southern University Law Center. We believe that Ms. Azare’s extensive experience in governmental affairs, combined with her leadership roles with Verizon Wireless and Verizon Communications, Inc., provides our board of directors with significant value in overseeing our work with regards to legislative and regulatory matters as well as communication with stockholders, employees, and other constituents.
Senator John B. Breaux has served as a director since February 2007. Senator Breaux serves as Senior Counsel at Squire Patton Boggs LLP. Senator Breaux also currently serves as a director of CSX Corporation. Until his retirement from public service in 2005, Senator Breaux represented the State of Louisiana in the U.S. Senate for three consecutive terms beginning in 1987. Prior to his tenure as Senator, he represented the State of Louisiana in the U.S. House of Representatives from 1972 to 1987. Senator Breaux began his career in 1972 with his election as a Democrat to the Ninety-second Congress in a special election. At the age of 28, he was then the youngest member of the U.S. House of Representatives. Senator Breaux was re-elected to the seven succeeding Congresses and served until January 3, 1987, when he won election as a Democrat to the U.S. Senate. Senator Breaux was re-elected in both the 1992 and 1998 elections.

Senator Breaux held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, serving on the House Public Works and Transportation Committee, the Senate Finance Committee, and the Senate Commerce Committee where he was recognized as a non-partisan consensus builder. Senator Breaux also served as Chair and ranking minority member of the Senate Special Committee on Aging. Senator Breaux founded the Centrist Coalition of Senate Democrats and Republicans and served as Chairman of the Democratic Leadership Council. We believe that Senator Breaux’s longstanding and distinguished experience in the U.S. House of Representatives and the Senate, along with his experience and understanding of the capital markets, the healthcare industry, and corporate governance, provides our board of directors with significant value in overseeing our ongoing quality and reimbursement initiatives with Congress and the National Association for Home Care & Hospice, as well as the board’s role in overseeing our governance practices and capital raising activities.
Dan S. Wilford has served as a director since November 2005. Mr. Wilford served as the President and Chief Executive Officer of Memorial Hermann Healthcare System, headquartered in Houston, Texas, from 1984 until his retirement in 2002. Mr. Wilford also served as Chief Executive Officer of a community-based, not-for-profit, multi-hospital system in the greater Houston area. Prior to that, he was associated for ten years with Hillcrest Medical Center in Tulsa, Oklahoma and was President of North Mississippi Health Services in Tupelo, Mississippi. Mr. Wilford currently serves as a director for Healthcare Realty Trust Incorporated and twelve not-for-profit organizations, most of which are related to the healthcare industry.
In March 2009, Mr. Wilford was inducted into Modern Healthcare’s Hall of Fame. We believe that Mr. Wilford’s extensive experience in healthcare operations and his extensive knowledge of the hospital industry provide significant value to our board’s ability to provide operational oversight of management and to assist the company in carrying out its hospital joint venture strategy. Further, Mr. Wilford’s past experience on boards of other publicly traded companies provides us with valuable insight on corporate governance matters.

Class III Directors continuing in office whose terms
expire at the Annual Meeting of Stockholders to be held in 2017

Nominee	Age	Positions
Keith G. Myers	57	Director, Chairman, Chief Executive Officer
George A. Lewis	79	Director
Christopher S. Shackelton	36	Director
Brent Turner	50	Director

Keith G. Myers is our co-founder and has served as our Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994. Mr. Myers served as our President from 1994 to 1997, and again assumed the role as President from August 2009 to November 2010. Prior to founding the company, Mr. Myers founded, co-owned and operated Louisiana Premium Seafoods, Inc., an international food processing, procurement, and distribution company.
In 1999, Mr. Myers was named Business Executive of the Year by the Louisiana Rural Health Association. Mr. Myers received credentials from the National Association for Home Care & Hospice in 1999 and was granted credentials by the Healthcare Financial Management Association in 2005. Mr. Myers has been an active participant in the Home Health Top 100 since 2002 and has participated in the preparation of numerous white papers and presentations to members of both the U.S. Senate and House of Representatives, specifically related to health care reimbursement methodologies. In June 2003, Mr. Myers was named the Regional Entrepreneur of the Year for outstanding performance in the field of Health Services and was officially inducted as a lifetime member of The Ernst & Young National Entrepreneur of the Year Hall of Fame in November 2003. We believe that Mr. Myers’s extensive experience in the home care industry, combined with his leadership role as our Chief Executive Officer, provides great value to the ability of our board of directors to establish and oversee our strategic initiatives.
George A. Lewis has served as a director since August 2004. Mr. Lewis has primarily served as an expert audit and accounting defense witness with respect to litigation involving various nationally recognized accounting firms since his retirement in 1996. Prior to his retirement, Mr. Lewis served as an audit partner at the firm of Broussard, Poche, Lewis & Breaux, LLP, Certified Public Accountants from 1963 to 1996. Mr. Lewis commenced his auditing career with Arthur Andersen & Co., where he worked from 1958 to 1963.
Mr. Lewis has served on various committees of the American Institute of Certified Public Accountants, including as a member of the Auditing Standards Board from 1990 through 1994, and as a member of the Society of Louisiana Certified Public Accountants. Mr. Lewis has authored an education course to train CPAs to deal with issues of the elderly. Mr. Lewis is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants.

Mr. Lewis received a Bachelor of Science from Louisiana State University. Mr. Lewis serves as the Chair of our Audit Committee. We believe that Mr. Lewis’s extensive experience in auditing and financial reporting provides great value to our board of directors and the Audit Committee in overseeing our financial reporting obligations and in overseeing the internal audit function of the company. Mr. Lewis serves as our “audit committee financial expert.”
Christopher S. Shackelton has served as a director since November 2012. Mr. Shackelton is co-founder and managing partner of Coliseum Capital Management, LLC ("Coliseum") in Stamford, Connecticut. Coliseum is a private investment company that invests with a long-term orientation in undervalued companies. Coliseum focuses its capital and effort behind strong management teams and boards, demonstrating a willingness to work alongside companies to facilitate further value creation. Mr. Shackelton previously served as an analyst with both Watershed Asset Management, L.L.C. and Morgan Stanley & Co.
Mr. Shackelton has significant corporate directorship experience. He serves on the board of directors of The Providence Service Corporation, BioScrip, Inc., and Advanced Emissions Solutions and previously served on the board of directors of Rural/Metro Corporation and Interstate Hotels & Resorts, Inc. Mr. Shackelton is a graduate of Yale University, where he earned a bachelor’s degree in economics. At the time of his appointment, our board of directors was interested in expanding the number of directors with a financial background and Mr. Shackelton expressed an interest in serving on our board. There was no agreement between the company and Coliseum to appoint Mr. Shackelton to our board of directors. We believe that Mr. Shackelton’s experience as a respected investor and executive provides a significant addition to our board of directors.

Brent Turner has served as a director since August 2014. Mr. Turner serves as President of Acadia Healthcare Company, Inc., one of the country's leading providers of inpatient behavioral healthcare. He previously served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from 2005 to 2010 and as the Vice President, Treasurer, and Investor Relations of Psychiatric Solutions from 2003 to 2005. From late 2008 through 2010, Mr. Turner also served as the Division President of Psychiatric Solutions, overseeing facilities in Texas, Illinois, and Minnesota. From 1996 until 2001, Mr. Turner was employed by Corrections Corporation of America, a private prison operator, serving as Treasurer from 1998 to 2001. Mr. Turner also currently serves on the Board of Directors of Surgery Partners, Inc. (NASDAQ: SRGY) and for the National Association of Psychiatric Health Systems and served as its Chairman in 2009. He has a Bachelor of Arts degree in economics from Vanderbilt University in Nashville, Tennessee, from which he graduated cum laude, and a Masters of Business Administration from the Vanderbilt University Owen Graduate School of Management. We believe that Mr. Turner's experience as a healthcare executive provides a significant addition to our board of directors and company.

Information Regarding Management

The following table provides information regarding our current executive officers. Each of our executive officers serves at the discretion of our board of directors.

Name	Age	Position(s)
Keith G. Myers	57	Chief Executive Officer
Donald D. Stelly	47	President and Chief Operating Officer
Joshua L. Proffitt	38	Executive Vice President, General Counsel and Corporate Secretary
Dionne E. Viator	50	Executive Vice President, Chief Financial Officer
Keith G. Myers has served as our Chief Executive Officer (or similar position in our predecessors) since 1994. Please refer to the biography of Mr. Myers provided under the heading “Information Regarding Continuing Directors” above.
Donald D. Stelly has served as our President and Chief Operating Officer since November 2010. Mr. Stelly served as our Executive Vice President and Chief Operating Officer from 2009 to 2010, and served as our Senior Vice President of Operations from 2005 to 2009. Mr. Stelly joined the company in April 2005, after serving as the Chief Executive Officer of Doctor’s Hospital, a subsidiary of LifePoint Hospitals, Inc., which is based in Brentwood, Tennessee. Prior to attaining that position, Mr. Stelly served as Chief Operating Officer and Chief Nursing Officer of Doctor’s Hospital, which was nationally recognized for attaining superior operating results through Service Excellence. Additionally, Mr. Stelly has enjoyed a career of providing direct patient care as a Registered Nurse in a variety of settings within the healthcare continuum. He earned a Bachelor’s Degree in nursing from the University of Southwestern Louisiana (now known as the University of Louisiana at Lafayette) in 1991.

Joshua L. Proffitt served as our Executive Vice President, General Counsel, and Corporate Secretary since August 2012 through April 30, 2016. Effective as of April 30, 2016, Mr. Proffitt was appointed to serve as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Proffitt served as our Senior Vice President and Chief Compliance Officer from April 2009 to August 2012, and served as our Vice President, Assistant General Counsel, and Assistant Director of Mergers and Acquisitions from

2008 to 2009. Prior to joining us, Mr. Proffitt was a member of the corporate healthcare practice group with the law firm of Alston & Bird, LLP in Atlanta, where he focused on corporate governance, mergers and acquisitions, joint ventures, healthcare law, securities law, and general corporate matters for both public and private entities with an emphasis on the healthcare industry. Mr. Proffitt is a member of the Health Care Compliance Association, is certified in healthcare compliance, and is admitted to practice law in the State of Georgia. He received a bachelor’s degree in accounting, summa cum laude, from the University of Kentucky and graduated as a member of the Order of the Coif from the University of Kentucky College of Law.

Dionne E. Viator served as our Executive Vice President, Chief Financial Officer and Treasurer since February 2015 through April 30, 2016. Effective as of April 30, 2016, Ms. Viator tendered her resignation as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, Ms. Viator spent 21 years at General Health System in Baton Rouge, Louisiana, where she served as Chief Financial Officer from 2001 to 2011, and subsequently served as Executive Vice President, Chief Strategy and Network Development Officer. As Chief Strategy and Network Development Officer, Ms. Viator was responsible for facilitating the strategic planning business cycle, managed care and contracting, government relations, and business development, including acquisitions and integration. Ms. Viator is a Certified Public Accountant, Fellow of the American College of Healthcare Executives (FACHE), and a Chartered Global Management Accountant (CGMA), with more than 25 years of financial, operational, and administrative experience. She is a cum laude graduate of the University of Louisiana at Lafayette with a Bachelor's Degree in Accounting.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock held beneficially, directly or indirectly, as of the record date by (a) each person known by the company to be the beneficial owner of more than 5% of the common stock, (b) each continuing director and director nominee of the company, (c) each named executive officer of the company, and (d) all continuing directors, director nominees and named executive officers of the company as a group, together with the percentage of the outstanding shares of common stock that such ownership represents. The percentage of beneficial ownership is based on 18,122,084 shares of our common stock outstanding on the record date.
Except as noted in the footnotes below, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Beneficial Ownership
Name (1)	Number	Percent

Directors, Director Nominees, Continuing Directors and Named Executive Officers
Keith G. Myers (2)	1,800,276	9.9%
Monica F. Azare (3)	23,321	*
John B. Breaux (3)	24,600	*
John L. Indest (4)	80,343	*
George A. Lewis (5)	28,600	*
Ronald T. Nixon (3)	36,900	*
Christopher S. Shackelton (6)	1,062,798	5.9%
W.J. “Billy” Tauzin (7)	36,100	*
Kenneth E. Thorpe (3)	19,000	*
Brent Turner (8)	7,000	*
Dan S. Wilford (3)	37,340	*
Donald D. Stelly (9)	96,764	*
Joshua L. Proffitt (10)	53,397	*
Dionne E. Viator (11)	12,775	*
All continuing directors, director nominees, and executive officers of the company as a group (14 persons) (12)	3,319,214	18.3%

Certain Beneficial Owners
BlackRock, Inc. (13) 55 East 52nd Street New York, NY 10022	1,330,490	7.3%
Coliseum Capital Management, LLC (6) Metro Center,1 Station Place, 7th Floor South Stamford, CT 06902	1,062,798	5.9%
FMR LLC (14) 245 Summer Street Boston, MA 02210	1,680,050	9.3%
The Vanguard Group (15) 100 Vanguard Blvd. Malvern, PA 19355	1,281,422	7.1%
Dimensional Fund Advisors LP (16) Building One 6300 Bee Cave Road Austin, TX 78746	1,040,294	5.7%

*	Less than 1%.

(1)	Unless otherwise noted, the address of each beneficial owner listed in the table above is c/o LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508.

(2)
Includes 353,895 shares held by Mr. Myers’ wife, and 1,124,500 shares held by K&G Family, LLC, of which Mr. Myers is a Manager. Includes 140,738 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(3)	Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2017.

(4)
Includes 31,081 shares held by Duperier Avenue Investors, LLC, of which Mr. Indest is a Manager. Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2017.

(5)
Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016. Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2017.

(6)
Based on the Schedule 13D/A filed with the SEC on December 2, 2015 by Coliseum Capital Management, LLC (“CCM”), Coliseum Capital, LLC (“CC”), Coliseum Capital Partners, L.P. (“CCP”), Coliseum Capital Partners II, L.P. (“CCP2”), Adam Gray (“Gray”) and Christopher Shackelton (“Shackelton”), with certain share information updated by the Form 4 filed with the SEC on March 1, 2016 by CCM, CC, CCP, CCP2, Gray, and Shackelton. CCM is an investment adviser whose clients, including CCP, CCP2, and a separate account managed by CCM (the "Separate Account") have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. CC is the general partner of CCP and CCP2. Gray and Shackelton are the managers of CC and CCM. CCM has shared voting and dispositive power with respect to 1,062,798 of these shares; CC has shared voting and dispositive power with respect to 785,054 of these shares; CCP has shared voting and dispositive power with respect to 623,909 of these shares; CCP2 has shared voting and dispositive power with respect to 161,145 of these shares; the Separate Account has shared voting and dispositive power with respect to 277,744 of these shares; Gray has shared voting and dispositive power with respect to 1,062,798 of these shares; and Shackelton has shared voting and dispositive power with respect to 1,062,798 of these shares.

(7)
Includes 3,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016. Includes 1,700 shares of unvested restricted shares held by the director, which will vest on March 1, 2017.

(8)
Includes 4,034 shares of unvested restricted shares held by the director, 1,167 of which will vest on August 15, 2016, 1,700 of which will vest on March 1, 2017, and 1,167 of which will vest on August 15, 2017.

(9)	Includes 96,763 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(10)	Includes 48,225 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(11)	Includes 11,775 shares of unvested restricted shares held by the named executive officer, which have various vesting dates.

(12)	Includes 5,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016 by our continuing directors, director nominees, and named executive officers.

(13)
Based on the Schedule 13G filed with the SEC on January 22, 2016. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 1,299,553 of these shares and sole dispositive power with respect to 1,330,490 of these shares.

(14)
Based on the Schedule 13G filed with the SEC on February 12, 2016 by FMR LLC (“FMR”), Abigail P. Johnson and Fidelity Low-Priced Stock Fund (the "Fund"). The Schedule 13G reports that Ms. Johnson is the vice chairman, chief executive officer and president of FMR. According to the Schedule 13G, FMR has sole voting power with respect to 130,050 of these shares, Ms. Johnson has no voting power with respect to these shares, and the Fund has sole voting power with respect to 1,680,050 of these shares and no dispositive power. The Schedule 13G reports that members of the family of Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR, and through a shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

(15)
Based on the Schedule 13G filed with the SEC on February 10, 2016. According to the Schedule 13G, The Vanguard Group has sole voting power with respect to 17,318 of these shares, sole dispositive power with respect to 1,264,704 of these shares and shared dispositive power with respect to 16,718 shares. The Schedule 13G reports that Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, are beneficial owners of 16,718 shares and 600 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings.

(16)
Based on the Schedule 13G filed with the SEC on February 9, 2016. According to the Schedule 13G, Dimensional Fund Advisors LP has sole voting power with respect to 981,594 of these shares, and sole dispositive power with respect to 1,040,294 of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors, executive officers, and any person beneficially owning more than 10% of our outstanding common stock are required to report their ownership of our securities and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established, and we must report in this Proxy Statement any failure to make required filings on a timely basis for the fiscal year ended December 31, 2015. Based solely on a review of the Section 16(a) reports furnished to us and written representations from our directors and executive officers that no other reports were required for such persons, we believe that all reporting requirements were satisfied in 2015, with the following exception. George A. Lewis, a director, exercised 2,000 stock options on May 6, 2015. A Form 5 was filed late on May 22, 2015 to report the transaction.

PROPOSAL 1:
ELECTION OF DIRECTOR NOMINEES
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
PROPOSAL 1: THE ELECTION OF DIRECTOR NOMINEES,
JOHN L. INDEST, RONALD T. NIXON, W.J. "BILLY" TAUZIN, AND KENNETH E. THORPE,
AS CLASS II DIRECTORS.
The term of the Class II directors expires at the 2016 Annual Meeting. The Nominating and Corporate Governance Committee conducted an evaluation of each Class II director nominee to evaluate their performance prior to recommending to our board of directors their nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, we nominate Messrs. Indest, Nixon, Tauzin, and Thorpe for election as Class II directors to serve until the Annual Meeting of Stockholders to be held in 2019, and until their successors have been elected and qualified. For additional information about each of the Class II director nominees, see the section titled “Information about Director Nominees, Continuing Directors, and Management.” Each nominee for election at the 2016 Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. We do not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee becomes unable or unwilling to serve, we may either reduce the number of directors to be elected or select a substitute nominee. For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting, and Voting.”

EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of our Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in our Proxy Statement for the 2016 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors.
Monica F. Azare—Chair
John B. Breaux
W.J. “Billy” Tauzin

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we provide an overview and analysis of our executive compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that the Compensation Committee considered in making those decisions. Immediately following this section, you will find a series of tables containing specific information about the compensation earned or paid in 2015 to the following individuals, whom we refer to, collectively, as our named executive officers:

•	Keith G. Myers, our Chief Executive Officer;

•	Donald D. Stelly, our President and Chief Operating Officer;

•
Joshua L. Proffitt, our Executive Vice President, General Counsel and Corporate Secretary (Mr. Proffitt was appointed to serve as Executive Vice President, Chief Financial Officer and Treasurer effective as of April 30, 2016); and

•
Dionne E. Viator, our Executive Vice President, Chief Financial Officer and Treasurer (Ms. Viator tendered her resignation as Executive Vice President, Chief Financial Officer and Treasurer effective as of April 30, 2016).

Executive Summary
We provide post-acute health care services through our home health agencies, hospices, community-based agencies, and long-term acute hospitals. During 2015, we acquired the hospice services operations of Halcyon HealthCare, LLC principally located in Georgia and Mississippi. In addition, we acquired nine home health agencies, one hospice agency, and two community-based agencies. As of December 31, 2015, we operated 363 locations in 25 states. The majority of our consolidated net service revenue comes from Medicare, and our objective is to become the leading provider of home health, community-based, and hospice services in the United States. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
The compensation program for our named executive officers is structured to support the achievement of our business objectives, and by design, overall executive compensation will rise or fall in tandem with our performance. We believe that each executive officer has the potential to affect both the short-term and long-term profitability of the company. Therefore, we place considerable importance on creating and implementing our executive compensation program to properly compensate and incentivize our named executive officers. Our executive compensation program emphasizes the creation of stockholder value by focusing on our overall performance and recognizing and rewarding each executive officer’s contributions to our success. Highlights of our program include:

•
High Percentage of Executive Compensation is At-Risk or Performance-Based. More than half of the total direct compensation earned by each named executive officer in 2015 (base salary, annual cash incentive award, and time-vesting restricted stock award) is at-risk or performance-based, meaning that it must be earned on the basis of corporate and individual performance goals (in the case of annual incentive awards) or its future value is contingent upon the future performance of our common stock (in the case of restricted stock). For Mr. Myers, our Chief Executive Officer, approximately 76% of his 2015 total direct compensation was at-risk or performance-based.

•
2015 Compensation Paralleled 2015 Corporate Performance. Executive compensation paid to our named executive officers in 2015 increased in tandem with our 2015 corporate performance, as certain performance metrics of our annual incentive plan paid out at target throughout the year.

•
Double-Trigger Change in Control Provisions. Following a change in control, each named executive officer would only be entitled to severance benefits and accelerated vesting of equity awards if the executive officer experiences an involuntary termination of employment.

•	No Excise Tax Gross-Ups. We do not provide excise tax gross-ups in change of control arrangements.

Our Compensation Philosophy
Our compensation philosophy is to integrate our compensation program with corporate performance by linking a portion of executive officer compensation to the achievement of financial goals that are critical to the success of the company. Our objective is to have a compensation program that will allow us to attract, motivate, and retain qualified executives, reward entrepreneurial thinking, and align the interests of our named executive officers with the interests of our stockholders. In order to further this objective, our compensation program is structured to incorporate certain key principles, which are reflected in various elements of our compensation program, as summarized below:

Compensation Principle	Element of Compensation Program that Reflects Principle
• Our executives should be provided with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.	• Based on review of competitive market data, total pay opportunities for our executives approximates the median level of compensation relative to our peer group.

• A significant portion of executive compensation should be linked to the company’s achievement of performance goals and increased stock value in a way that proportionally
rewards higher performance levels.
• Annual bonus awards are earned based on company performance and the value of restricted stock awards is based on our stock value.

• Each of our executive’s interests should be closely aligned with those of our stockholders by making stock-based incentives a core element of our compensation program.	• We grant annual equity awards to our executives in the form of restricted stock based on company and individual executive performance.

How We Determine and Assess Executive Compensation
We believe that the total compensation package available to our executives is fair and competitive, provides enhanced levels of financial reward based on higher levels of performance, and is designed to recognize and reward both short- and long-term performance. As described below, the Compensation Committee determines appropriate elements and levels of compensation for our named executive officers based upon input from our Chief Executive Officer regarding each executive officer other than himself, market data provided by its compensation consultant, analysis of market data and trends, and an analysis of internal pay equity.
Role of Independent Compensation Consultants
To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding executive compensation practices that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. The Compensation Committee has retained PM&P as its the executive compensation consultant since 2010. For their analysis conducted in the fall of 2014, which were used in connection with the executive compensation decisions for 2015, the Compensation Committee instructed PM&P to (i) review the total compensation package (base salary, annual cash incentives, and long-term equity incentives) we pay to our named executive officers, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our named executive officers. When establishing compensation levels for our executive officers for 2015, we referred to the results of this study, met with representatives from PM&P, and also internally reviewed current industry and market practices within our peer group. The Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest. PM&P has no other relationship with our company.
Market Data and Peer Group
The Compensation Committee reviews and analyzes market data to ensure that our executive officer compensation is competitive with the marketplace. We consider the compensation levels, programs, and practices of other companies within our industry and of comparable size in terms of revenue and market capitalization to assist us in setting executive compensation so that it is market competitive. In reviewing compensation levels for 2015, we used the same peer group that we have used since 2010: Amedisys, Inc.; Almost Family, Inc.; Gentiva Health Services, Inc.; Chemed Corporation; Hanger Orthopedic Group, Inc. (now Hanger, Inc.); Skilled Healthcare Group, Inc.; Healthways, Inc; AmSurg Corporation; National HealthCare Corporation; The Ensign Group, Inc.; RadNet, Inc.; Alliance HealthCare Services Inc.; IPC The Hospitalist Company Inc.; and Addus HomeCare Corporation.
For 2015, we adjusted the compensation levels of our named executive officers after comparing them to the above peer group, see the 2015 Summary Compensation Table in the section titles "Executive Compensation Tables". As our strategy changes and we leverage our capabilities into other markets, we intend to review the peer group to assure that we have the appropriate marketplace focus. The Compensation Committee used the reported market data, along with the PM&P report, to understand competitive compensation, industry trends and best practices regarding executive compensation.
Role of Executive Officers
Our Chief Executive Officer recommends to the Compensation Committee base salary, target bonus levels, and long-term incentive awards for our executive officers, excluding himself. Our Chief Executive Officer bases these recommendations on data and analysis regarding our peer group, information provided by our compensation consultant, and qualitative judgments regarding individual performance. Our Chief Executive Officer is not present when the Compensation Committee discusses or determines any aspect of his compensation.
Consideration of Say-on-Pay Vote Results
At our 2011 Annual Meeting, we held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”). Our stockholders have overwhelmingly approved our executive compensation for our fiscal years 2010-2014, with approximately 95% of voting stockholders casting their vote in favor of the say-on-pay resolution in each of those five years. Because most of the significant 2015 compensation decisions had already been made at the time of the 2015 say-on-pay vote at our 2015 Annual Meeting of Stockholders, the Compensation Committee primarily considered the results of the 2015 say-on-pay vote along with other factors when making executive compensation decisions for 2016. In making executive compensation decisions for 2015 and 2016, the Compensation Committee’s main considerations included our stockholders’ continuous, strong support for our executive compensation program, and the Compensation Committee’s satisfaction with the 2014 and 2015 pay structure, as well as the 2012 and 2014 PM&P reports and other publicly available information.

Elements of Our Compensation Program
Our executive compensation program consists of the following three primary components: base salary, annual cash incentive awards (which are paid quarterly), and long-term equity incentive awards in the form of restricted stock grants. We consider a combination of objective and subjective factors in determining the appropriate aggregate compensation for our named executive officers. Objective factors include compensation paid by companies in our peer group to officers in similar positions, and factors relating to the performance of the company, including net income, earnings per share, return on equity, and growth. Subjective factors relate to the performance of the individual executive officer, and include the following:

•	the executive officer’s responsibilities;

•	the scope of the position;

•	experience and length of service with the company;

•	individual efforts and performance within the company, the industry and the community;

•	team building skills consistent with the company’s best interests; and

•	observance of our ethics and compliance program.

While these subjective factors are integrated with the objective factors mentioned above, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

In addition, we provide certain other benefits, such as limited perquisites, retirement benefits, which are available to all eligible employees, and severance benefits. The percentage mix of total compensation for 2015 for each named executive officer (as reported in the “2015 Summary Compensation Table” in the section “Executive Compensation Tables” below) is as follows:

		FIXED	AT RISK/PERFORMANCE BASED
Name	2015 Total Compensation (as Reported in the Summary Compensation Table)	% Attributable to Salary and All Other Compensation	% Attributable to Annual Cash Incentive Award	% Attributable to Restricted Stock Grants
Keith G. Myers	$3,380,323	24%	23%	53%
Donald D. Stelly	2,112,893	27	28	45
Joshua L. Proffitt	1,573,658	24	22	54
Dionne E. Viator	862,115	44	36	20
Base Salary
We provide base salaries to our named executive officers as compensation for day-to-day responsibilities and sustained performance. Base salary provides our named executive officers with an element of compensation that is not “at-risk.”
Mr. Myers conducts an annual merit review of each of the named executive officers, and based on this review, recommends base salaries to the Compensation Committee with respect to each named executive officers other than himself. The Compensation Committee determines the appropriate base salary for Mr. Myers after an annual performance review based on the same factors used to evaluate the other named executive officers.
Based on the subjective assessment discussed above and a review of the market data, the Compensation Committee adjusted the 2015 salary levels of our executive officers in order for such salary levels to be competitive within the relevant peer group.
Annual Cash Incentive Awards
The Compensation Committee believes that a significant portion of the total cash compensation for named executive officers should be based on our achievement of specific performance criteria, and that a significant part of the cash compensation package should be “at-risk.” The Compensation Committee established short-term incentive ("STI") target amounts for each named executive officer. For 2015, the Compensation Committee approved a cash incentive bonus program under which each named executive officer had the opportunity to earn (1) a cash incentive bonus equal to 50% of their respective STI target amount, 80% of their respective STI target amount, 100% of their respective STI target amount, 100% of their respective STI target amount plus 10% of their respective base pay amount, or 100% of their respective STI amount plus 20% of their respective base pay amount (described below) based on our achievement of the applicable earnings per share target ("EPS Target Bonus") and (2) an additional cash incentive bonus based on our achievement of five non-financial performance goals, calculated as a percentage of base salary as more fully described below ("Stretch Target Bonus").
Under the EPS Target Bonus, for each calendar quarter, an executive may earn 25% of the applicable cash bonus based on our achievement of quarterly earnings per share targets which accumulate to the annual earnings per share target and the expectations of the company continuing to achieve the annual earnings per share target. At the end of a fiscal year, a named executive officer may earn the cash bonus associated with the earnings per share achieved for such fiscal year whether or not each quarterly earnings per share target was previously achieved.

For the Stretch Target Bonus, each named executive officer may earn an additional cash incentive bonus of 2% of his annual base salary for each of the five non-financial performance goals listed below, each of which we believe is critical to our long-term success. In the event all five of the non-financial performance goals listed below were achieved, each named executive officer would receive an aggregate additional cash incentive award of 10% of his annual base salary.

Performance Goals	1ST Quarter 2015 Actual Performance	2nd Quarter 2015 Actual Performance	3rd Quarter 2015 Actual Performance	4th Quarter 2015 Actual Performance
Financial Performance Goals for EPS Target Bonus:

1. Company’s achievement of earnings per share for 2015 being greater than the company’s board approved budget for 2015 (the target amount)	Yes	Yes	Yes	Yes

Non-Financial Performance Goals for Stretch Target Bonus(1):

2. Company meets earnings per share goal and achievement of voluntary turnover threshold of 16.6% or less	N/A	N/A	N/A	No

3. Company meets earnings per share goal and achievement of HH Caps patient satisfaction threshold of 88% or greater	N/A	N/A	N/A	No

4. Company meets earnings per share goal and achievement of acute care hospitalization rate threshold of 16% or less	N/A	N/A	N/A	No

5. Company meets earnings per share goal and achievement of compliance error rate target of 5% or less	N/A	N/A	N/A	Yes

6. Company meets earnings per share goal and achievement of annual organic census growth rate of 4% or greater	N/A	N/A	N/A	No

(1)	These non-financial performance goals are measured on an annual basis and therefore are only applicable at the end of the fourth quarter.
As reflected above, in 2015, we achieved our earnings per share target each quarter and for the year in order for each named executive officer to receive 100% of their respective STI amount plus an additional 20% of their respective base pay amount, and achieved one of our non-financial performance goals for the year. As a result, the named executive officers earned aggregate annual bonuses in the following amounts: Mr. Myers, $784,000; Mr. Stelly, $588,500; Mr. Proffitt, $342,700; and Ms. Viator, $312,815.
Long-Term Equity Incentive Awards
The purpose of long-term equity incentives is to align our named executive officers’ performance incentives more closely with the interests of stockholders. Since our initial public offering in 2005, we have provided annual long-term equity incentive awards to our named executive officers in the form of restricted stock awards. We continue to believe that these restricted stock awards have been and remain an excellent vehicle for providing financial incentives for management because they align the executives’ interests with those of our stockholders and provide strong incentive for the creation of stockholder value. Time-vesting restricted stock also provides a strong retentive component to our compensation program.
Restricted Stock Awards Granted in 2015 Based on Fiscal Year 2014 Base Salary. The Compensation Committee determined that the grant date value of the 2015 restricted stock awards would be equal to a percentage of the named executive officer’s 2014 base salary. The actual number of restricted shares awarded to the named executive officers was determined by dividing this grant date value by the fair market value of our common stock on the date of grant.
During 2015, Messrs. Myers, Stelly, and Proffitt received restricted stock awards with target grant date values equal to 267%, 200%, and 128%, respectively, of the named executive officer's 2014 base salary.

Timing of Equity Grants. Equity awards are made by the Compensation Committee only on dates the Committee meets. Equity awards for 2015 were approved at a regularly scheduled meeting of our Compensation Committee during the first fiscal quarter of the year, after review and consideration of the company’s performance during the prior fiscal year. We do not have any program, practice, or policy of timing equity awards in connection with the release of material non-public information. The Compensation Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement, or some other subsequent event.
Limited Executive Perquisites and No Retirement Benefits
Beginning in 2014, the Compensation Committee approved a "Use of Corporate Aircraft Policy," which regulates our executives' personal use of corporate owned aircraft. In connection with its adoption of the policy, the Compensation Committee determined that the policy provides valuable and cost-effective benefits to our executives residing in a city with limited commercial airline service. The policy provides that our Chief Executive Officer and Chief Operating Officer are each permitted to use our aircraft for personal use on an annual basis for up to 80 and 30 flight hours, respectively. For calendar year 2015, we did not provide any other perquisites to our named executive officers that are not generally available to our other full-time employees.
Retirement benefits fulfill an important role within our overall executive compensation objective by providing a financial security component which promotes retention. However, our executives do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our named executive officers are eligible to participate and we provide a discretionary match of up to 2% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.
Severance and Change in Control Arrangements
We maintain employment agreements with each of our named executive officers that provide, among other things, that the executive will be entitled to receive certain severance benefits in the event of a termination of employment, and the executive will be entitled to increased benefits in the event that a termination of employment follows a change in control of the company. We believe these employment agreements are an important element of our named executive officers’ overall compensation package because they serve to ensure the continued focus and dedication of our named executive officers notwithstanding any personal concerns they may have regarding their own continued employment, either prior to or following a change in control. The increased benefits that are payable in the event of a termination following a change in control are designed to attract and retain qualified executives who might not otherwise join or remain with the company without financial protection in the event that they are forced out of the company following a change in control. These provisions are also intended to provide for continuity of management in the event of a change in control of the company. We believe that our severance and change in control arrangements are comparable to those provided by the companies in our peer group and competitive within our industry.
The Compensation Committee has decided that it will no longer provide gross-ups for the excise tax imposed by Section 4999 of the Internal Revenue Code in connection with change in control arrangements. Accordingly, as prior employment agreements with our named executive officers expired, we revised those agreements to eliminate the tax gross-up provisions. As of the date of this proxy statement, none of our named executive officers are entitled to a tax gross-up in connection with a change of control payment.
The potential severance and change in control benefits payable under these agreements are more fully described in the section titled “Potential Payments upon Termination or Change in Control.”
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our named executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain named executive officers unless certain conditions are met. The Compensation Committee does not have a policy requiring executive compensation to qualify as deductible under Section 162(m), and has retained discretion to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. Excluding a portion of Messrs. Myers and Stelly’s compensation during 2015, we expect that the remaining compensation paid to our executive officers in 2015 did not exceed the $1 million deductibility threshold and should be fully deductible by the company.

EXECUTIVE COMPENSATION TABLES
The tables below summarize the total compensation paid to or earned by, as applicable, our named executive officers during 2015. See the section titled “Compensation Discussion and Analysis” above for a more detailed discussion of our executive compensation program.

2015 Summary Compensation Table
The following table sets forth the cash and other compensation paid to or earned by, as applicable, our named executive officers for their services in all capacities during 2015, 2014, and 2013:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Keith G. Myers	2015	700,000	1,788,865	784,000	107,458	3,380,323
Chief Executive Officer	2014	655,000	1,140,893	744,100	62,673	2,602,666
	2013	655,000	500,038	602,100	4,576	1,761,714

Donald D. Stelly	2015	550,000	957,047	588,500	17,346	2,112,893
President and Chief Operating Officer	2014	500,000	644,837	522,250	10,167	1,677,254
	2013	500,000	967,776	410,000	—	1,877,776

Joshua L. Proffitt	2015	385,000	844,192	342,700	1,766	1,573,658
Executive Vice President, General Counsel and Corporate Secretary	2014	370,000	297,681	329,300	5,200	1,002,181
	2013	335,000	150,011	206,700	5,100	696,811

Dionne E. Viator	2015	375,000	169,000	312,815	5,300	862,115
Executive Vice President, Chief Financial Officer and Treasurer

(1)	The amounts reported in this column reflect the annual base salary earned by each of our named executive officers.

(2)
The amounts reported in this column for 2015 reflect the grant date fair value of the restricted stock awards granted on March 1, 2015, as determined pursuant to Accounting Standards Codification 718, and are based on the closing sales price per share of our common stock on the date of grant. See the "2015 Grants of Plan-Based Awards" table for additional information.

(3)	The amounts reported in this column reflect the annual cash incentive awards earned by each of our named executive officers based on our performance in 2015.

(4)
The amounts reported in this column for 2015 reflect, with respect to Mr. Myers, $102,158 for the aggregate incremental costs of his personal use of the company's airplane and $5,300 for our 2% matching contribution under the 401(k) plan; with respect to Mr. Stelly, the company's aggregate incremental cost of his personal use of the company's airplane; and with respect to Ms. Viator and Mr. Proffitt, our 2% matching contribution under the 401(k) plan. Since the company maintains the airplane primarily for business purposes, the incremental cost of personal use of the airplane includes only the variable costs applicable to a trip (such as fuel, landing fees, and catering), and not the cost of owning and maintaining the aircraft (such as hanger rent, insurance, and depreciation).

2015 Grants of Plan-Based Awards
The following table sets forth the individual grants of plan-based awards made to each of our named executive officers during 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	50% of STI amount	80% of STI amount	100% of STI amount	100% of STI amount plus 10% of base pay	100% of STI amount plus 20% of base pay	Stretch Target Bonus up to 10%
Keith G. Myers
EPS Target Bonus		315,000	504,000	630,000	700,000	770,000
Stretch Target Bonus							70,000
Restricted Stock	3/1/2015							52,925	1,788,865
Donald D. Stelly
EPS Target Bonus		233,750	374,000	467,500	522,500	577,500
Stretch Target Bonus							55,000
Restricted Stock	3/1/2015							28,315	957,047
Joshua L. Proffitt
EPS Target Bonus		129,000	206,400	258,000	296,500	335,000
Stretch Target Bonus							38,500
Restricted Stock	3/1/2015							15,440	521,872
Restricted Stock	8/1/2015							8,000	322,320
Dionne E. Viator
EPS Target Bonus		125,625	201,000	251,250	288,750	326,250		—	—
Stretch Target Bonus							37,500
Restricted Stock	3/1/2015							5,000	169,000

(1)
Amounts reflect EPS Target Bonus and Stretch Target Bonus amounts for 2015 performance under our annual cash incentive program. The actual amount earned by each named executive officer for 2015 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2015 Summary Compensation Table” above. For more information regarding our annual cash incentive program, see the discussion in the section titled “Compensation Discussion and Analysis.”

(2)
Amounts reflect awards of time-vesting restricted stock granted under our long-term incentive plans. The restricted stock awards vest in five equal annual installments beginning on the first anniversary of the date of grant. The awards with a grant date of March 1, 2015 were earned for performance in calendar year 2014. Mr. Proffitt received a restricted stock award on August 1, 2015 related to the renewal of his employment agreement.

(3)
Amounts reflect the grant date fair value of the restricted stock awards, determined pursuant to the Accounting Standards Codification 718, based on the closing sales price per share of our common stock on the grant date.

Outstanding Equity Awards at December 31, 2015
The following table provides information concerning stock awards that are outstanding as of December 31, 2015 for each of our named executive officers. Our named executive officers do not hold any option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Keith G. Myers	121,906	5,521,123
Donald D. Stelly	87,614	3,968,038
Joshua L. Proffitt	42,435	1,921,881
Dionne E. Viator	5,000	226,450

(1)    The restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant provided that the executive is then still employed by the company, or earlier upon the occurrence of the executive’s death, disability or retirement, or termination by the company without cause or resignation for good reason within two years following a change of control of the company. The restricted stock will vest as follows:

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Myers	4,725	100% on June 1, 2016
	11,236	50% on March 1, 2016 and on the next anniversary thereof
	14,280	33% on March 1, 2016 and on each of the two subsequent anniversaries thereof
	38,740	25% on March 1, 2016 and on each of the three subsequent anniversaries thereof
	52,925	20% on March 1, 2016 and on each of the four subsequent anniversaries thereof

Mr. Stelly	2,548	100% on June 1, 2016
	8,374	50% on March 1, 2016 and on the next anniversary thereof
	11,481	33% on March 1, 2016 and on each of the two subsequent anniversaries thereof
	15,000	33% on September 1, 2016 and on each of the two subsequent anniversaries thereof
	21,896	25% on March 1, 2016 and on each of the three subsequent anniversaries thereof
	28,315	20% on March 1, 2016 and on each of the four subsequent anniversaries thereof

Mr. Proffitt	409	100% on June 1, 2016
	1,194	50% on March 1, 2016 and on the next anniversary thereof
	3,000	50% on August 1, 2016 and on the next anniversary thereof
	4,284	33% on March 1, 2016 and on each of the two subsequent anniversaries thereof
	10,108	25% on March 1, 2016 and on each of the three subsequent anniversaries thereof
	15,440	20% on March 1, 2016 and on each of the four subsequent anniversaries thereof
	8,000	20% on August 1, 2016 and on each of the four subsequent anniversaries thereof

Ms. Viator	5,000	20% on March 1, 2016 and on each of the four subsequent anniversaries thereof

(2)	Reflects the value as calculated using the closing market price of our common stock as of December 31, 2015, which was $45.29.

2015 Stock Vested
The following table provides information concerning stock awards that vested in 2015 for each of our named executive officers. Our named executive officers do not hold any stock option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith G. Myers	28,893	991,892
Donald D. Stelly	12,626	480,654
Joshua L. Proffitt	5,455	194,114
Dionne E. Viator	—	—

(1)
The value realized is based on the closing market price of our common stock on the applicable date of vesting of the restricted stock awards, or if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
We have employment agreements with each named executive officer, (collectively, the “Employment Agreements”), with effective dates as detailed in the table below:

Name	Effective Date of Current Employment Agreement	Expiration Date of Current Employment Agreement
Keith G. Myers	April 1, 2014	March 31, 2017
Donald D. Stelly	August 19, 2013	August 18, 2016
Joshua L. Proffitt	August 7, 2015	July 31, 2018
Dionne E. Viator	February 1, 2015	April 30, 2016
Each of the Employment Agreements will automatically renew for additional one-year periods unless either party gives notice to the other of its intent not to renew the agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement, and welfare benefit plans generally made available to our senior executive officers. Each of these executives will have an opportunity to earn an annual cash bonus based upon achievement of performance goals to be established by the Compensation Committee. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible for equity grants under our long-term incentive plans generally made available to our senior executive officers. Effective April 30, 2016, Ms. Viator tendered her resignation as Executive Vice President, Chief Financial officer and Treasurer.
The Employment Agreements may be terminated by us at any time with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The Employment Agreements also terminate automatically upon the death or retirement of the executive and may be terminated by us if the executive becomes disabled. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.
Termination for Cause; Resignation without Good Reason or due to Retirement
If an executive is terminated for cause, resigns without good reason (as such terms are defined in the agreements), or retires, the executive receives only the salary and vested benefits that have accrued through the date of termination or retirement, except as to Ms. Viator, whose outstanding equity awards will continue to vest in accordance with their applicable vesting schedule, if she complies with the restrictive covenants discussed below, in the event she resigns without good reason or retires. No other severance benefits are payable.
Termination Due to Disability or Death
If an executive is terminated due to disability or death, the executive (or his or her estate) receives salary and vested benefits accrued through the date of termination. The executive’s outstanding equity awards will vest and become immediately exercisable pursuant to the terms of our long-term incentive plans and applicable award agreements.
Termination without Cause or Disability; Resignation for Good Reason
Under the current terms of the Employment Agreements, if the executive is terminated without cause or disability, or resigns for good reason, then the executive will be entitled to accrued salary, vested benefits, and a pro-rata portion of the annual bonus earned through the date of termination, as well as the continuation of health and welfare benefits for the COBRA-eligible period. In addition, each of Ms. Viator and Messrs. Myers, Stelly, and Proffitt will be entitled to:

•
if the termination occurs prior to, or more than two years following, a change of control of the company: (A) a severance payment equal to the product of 1.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) continued vesting of outstanding equity awards, assuming compliance with the restrictive covenants discussed below.

•
if the termination occurs within two years following a change of control of the company: (A) a severance payment equal to the product of 2.5 times the sum of (1) the base salary in effect as of the date of termination, plus (2) the greater of the average of the annual bonuses earned for the two fiscal years in which annual bonuses were paid immediately preceding the termination, or the target bonus for the year in which the date of termination occurs; and (B) the immediate and full vesting of all outstanding equity awards.

Restrictive Covenants
Each of the Employment Agreements contains confidentiality, non-compete, and non-solicitation covenants that apply during the executive’s employment with the company and for a two year period, except as to Ms. Viator to whom a five year period applies, after the executive’s termination of employment (or for a six month period if the executive’s termination occurs within two years after a change in control).
Summary of Termination Payments and Benefits
The following table summarizes the value of the termination payments and benefits that our named executive officers would have received under their Employment Agreements if employment was terminated employment on December 31, 2015 under each of the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Myers	Stelly	Proffitt	Viator
Reason for Termination:
By Company Without Cause; by Executive for Good Reason
Pro-rata Annual Bonus(1)	$784,000	$588,500	$342,700	$333,750
Cash Severance(2)	2,196,075	1,658,063	1,081,500	1,031,723
Total Estimated Value of Payments and Benefits	2,980,075	2,246,563	1,424,200	1,365,473
Termination Without Cause or by Executive for Good Reason Within 24 Months Following a Change of Control
Pro-rata Annual Bonus(1)	784,000	588,500	342,700	333,750
Cash Severance(2)	3,660,125	2,763,438	1,802,500	1,719,538
Health and Welfare Continuation(3)	22,872	22,864	22,872	22,831
Value of Accelerated Equity Awards(4)	5,521,123	3,968,038	1,921,881	226,450
Total Estimated Value of Payments and Benefits	9,988,120	7,342,840	4,089,953	2,302,569
Death or Disability
Pro-rata Annual Bonus(1)	784,000	588,500	342,700	333,750
Value of Accelerated Equity Awards(4)	5,521,123	3,968,038	1,921,881	226,450
Total Estimated Value of Payments and Benefits	$6,305,123	$4,556,538	$2,264,581	$560,200

(1)
Reflects a pro-rata payment of the executive’s annual bonus for 2015, based on the portion of the year elapsed prior to termination. As the table assumes that the executive was terminated on December 31, 2015, the amounts reflect full annual bonus for 2015.

(2)
Reflects a severance payment equal to the product of 1.5 times, or 2.5 times in the event of a change in control, the sum of (a) the executive’s base salary in effect as of the date of termination and (b) the greater of the average of the annual bonuses earned by the executive for the two immediately preceding fiscal years, or the executive's target bonus for the year in which the date of termination occurs.

(3)
Reflects the cost of providing continued health and welfare benefits to the executive after the termination date of employment. The company will pay the excess of the COBRA cost of such coverage over the amount that the executive would have had to pay for such coverage if the executive had remained employed and paid the active employee rate. Our obligations to provide health and welfare benefits cease in the event the executive participates in another employer sponsored plan or when the COBRA benefit expires (18 months from qualifying event).

(4)
Represents the fair market value of shares of restricted stock that would immediately vest upon termination each based on closing market price of our common stock as of December 31, 2015, which was $45.29.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, ADOPTION, ON AN
ADVISORY BASIS, OF A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.
Pursuant to Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC. This vote does not address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed in the section titled “Executive Officer Compensation.” This disclosure includes the “Compensation Discussion and Analysis” and the “Executive Compensation Tables,” including the accompanying narrative disclosures. At last year’s Annual Meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our Proxy Statement for the 2015 Annual Meeting of Stockholders. Our stockholders approved the “say-on-pay” proposal by approximately 95% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2015 Annual Meeting and entitled to vote on the proposal. We are again asking our stockholders to vote on the following resolution:
RESOLVED, that the stockholders of LHC Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the company’s 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.
We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement, including the “Compensation Discussion and Analysis” (including its executive summary), the “Executive Compensation Tables,” and the rest of the narrative disclosures regarding our executive compensation program in the section titled “Executive Officer Compensation”.
While this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our board of directors and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Following the recommendation of our stockholders at our 2011 Annual Meeting, we will hold a “say-on-pay” vote at each Annual Meeting until the next required vote of our stockholders regarding the frequency of “say-on-pay” at our 2017 Annual Meeting of Stockholders. We invite stockholders who wish to communicate with our board of directors on executive compensation or any other matters to contact us as provided in the section titled “The Board of Directors and Corporate Governance—Stockholder Communications with the Board of Directors.”
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.
The independent accounting firm of KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since August 20, 2008. Our Audit Committee has selected KPMG to conduct the annual audit of our financial statements for the fiscal year ending December 31, 2016. KPMG has no financial interest, direct or indirect, in the company and does not have any connection with the company except in its professional capacity as an independent auditor.
The ratification by the stockholders of the selection of KPMG as our independent registered public accounting firm is not required by law or by our bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting ratification of its selection of KPMG to its stockholders for approval. If our stockholders do not ratify the selection of KPMG at the annual meeting, the Audit Committee may reconsider its selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Even if the selection of KPMG is ratified, the Audit Committee, in its sole discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the company and our stockholders.
Representatives of KPMG will be present at the 2016 Annual Meeting of Stockholders and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
For additional information on the voting requirements, see the section titled “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”
Principal Accounting Fees and Services
The following table shows the fees related to the audit and other services provided by KPMG for the fiscal years ended December 31, 2015 and 2014:

Fee Category	2015	2014
Audit Fees (1)	$1,280,557	$1,214,478
Audit-Related Fees (2)	—	—
All Other Fees (3)	1,650	1,650
Total	$1,282,207	$1,216,128

(1)
Audit Fees includes the aggregate fees billed for professional services rendered for the audit of our annual financial statements for 2015 and 2014 and internal control over financial reporting, review of our Form 10-K and Form 10-Qs for the same periods, quarterly reviews, and review of other SEC filings.

(2)	Audit-Related Fees includes fees for professional services rendered for assistance with review of financial statements not included in (1) above.

(3)	All Other Fees includes the Accounting Research Online tool used by the company during 2015 and 2014.
Audit Committee Pre-Approval Policy
Our Audit Committee approves all fees to be paid for audit and audit-related services and all other fees of our independent auditor prior to engagement for those services.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit and audit-related services and permitted non-audit services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence. The Audit Committee pre-approved all services provided by KPMG in 2014 and 2015. The Audit Committee has pre-approved all services anticipated to be provided by KPMG during 2016.

The Audit Committee pre-approval policy sets forth specified audit, audit-related, tax, and other permissible non-audit services, if any, for which pre-approval is provided, without further approval by the Audit Committee, up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels or any services not specifically identified in the policy must be specifically pre-approved by the Audit Committee. Our independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the company’s audited financial statements for the fiscal year ended December 31, 2015, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the company’s financial reporting processes and reviewed and assessed the adequacy of internal controls over financial reporting.
The Audit Committee discussed with KPMG LLP (“KPMG”), the company’s independent registered public accounting firm, the overall scope and plans for the audit of the company's financial statements. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its observations of the company’s internal controls and the overall quality of the company’s financial reporting.
The Audit Committee reviewed with KPMG, who are responsible for expressing an opinion whether the financial statements are presented fairly in all material respects in accordance with U.S. generally accepted accounting principles, their judgments as to the acceptability and quality of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, which superseded Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also reviewed and discussed with management and KPMG management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed those disclosures with KPMG. In addition, the Audit Committee discussed with KPMG their independence from management and the company. The Audit Committee also considered whether KPMG’s provision of services during 2015 that were unrelated to their audit of the company’s financial statements and to their reviews of the company’s interim financial statements during 2015 is compatible with maintaining KPMG’s independence.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and KPMG. Based on the foregoing reviews and discussions with management and with KPMG, and the receipt of an unqualified opinion from KPMG dated March 3, 2016 regarding the company’s audited financial statements for the fiscal year ended December 31, 2015, the Audit Committee recommended to our board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
George A. Lewis—Chair
Ronald T. Nixon
Christopher S. Shackelton
Brent Turner
Dan S. Wilford

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under equity compensation plans as of December 31, 2015.

	(a)	(b)	(c)(1)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Rights	Number of Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity compensation plans approved by stockholders:	5,500	$20.09	704,797
Equity compensation plans not approved by stockholders:	—	—	—
Total	5,500	$20.09	704,797

(1)
Of the 704,797 shares, 491,037 shares were available for future issuance under our 2010 Long-Term Incentive Plan (all of which are available for issuance pursuant to grants of full-value stock awards) and 213,760 shares were available for future issuance under our Amended and Restated 2006 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification Agreements with Directors
We have adopted provisions in our Certificate of Incorporation on file with the Delaware Secretary of State that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (“DGCL”). The DGCL provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following: (1) any breach of their duty of loyalty to the company or our stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. This limitation does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. In addition, our bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors, in addition to the indemnification provided by our Certificate of Incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors for expenses, judgments, fines, and settlement amounts incurred by our directors in any action or proceeding arising out of his or her services as a director or at our request.
Company Policy and Certain Relationships
We believe that business decisions and actions taken by our officers, directors, and employees should be based on the best interests of the company, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which the company participates and in which a related person (as defined below) may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.
In August 2014, the Audit Committee approved revisions to the written policies and procedures adopted by the Audit Committee in April 2007 for reviewing and approving transactions between the company and related persons, including directors, nominees, executive officers, and any person known to be the beneficial owner of more than 5% of the company’s voting securities or any immediate family member of an executive officer, director, nominee, or greater than 5% beneficial holder. The policy also covers any firm, corporation, or other entity which is owned or controlled by any such person, or in which such person has a substantial ownership interest. Prior to entering into a transaction with a related person, notice must be given to our legal counsel containing (i) the related person’s relationship to the company and interest in the transaction, (ii) the material facts of the transaction, (iii) the benefits to the company of the transaction, (iv) the availability of any other sources of comparable products or services, and (v) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party. If our legal counsel determines that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval. The policy also provides for the annual review by the Audit Committee of ongoing related person transactions.
The company maintains an employment arrangement with Ned B. Wilford, brother of Dan S. Wilford, a member of our board of directors. As complete and final compensation for Ned B. Wilford's services in identifying the opportunity for and further assisting with the company's acquisition of 13 home health agencies from LifeCare Home Health, Inc. in September 2014, the company paid Ned B. Wilford $100,000 in 2014 and $100,000 in 2015.
The company employs Zachary J. Indest, son of John L. Indest, a member of our board of directors. Zachary Indest serves as the company's Vice President of Integration, and for 2015 was paid an annual salary of $116,571 and a cash bonus of $15,809.
The company employs Brach J. Myers, son of Keith G. Myers, our Chief Executive Officer. Brach Myers serves as the company's Vice President of Strategic Partnerships and Communications, and for 2015 was paid an annual salary of $123,164, cash bonus of $18,360, and was granted 995 shares of time-vesting restricted stock of the company.
The company employs Eric Elliott, brother of Dionne E. Viator, our Chief Financial Officer. Eric Elliott serves as the company's Senior Vice President of Finance, and for 2015 was paid an annual salary of $138,980, cash bonus of $49,393, and was granted 1,540 shares of time-vesting restricted stock of the company.
The company has not had any other transactions with related persons that required disclosure under the applicable SEC rules and regulations, and no such transactions are currently proposed.

GENERAL INFORMATION
Delivery of Proxy Materials, Annual Reports and Notices of Internet Availability of Proxy Materials
The delivery rules regarding proxy materials may be satisfied by delivering a single copy of proxy materials to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks, or other entities that hold common stock in street name for beneficial owners of common stock and that distribute proxy materials they receive to beneficial owners may be householding. Such brokers, dealers, banks, or other entities may deliver only one set of proxy materials to certain multiple stockholders who share an address, unless the company or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request a separate copy of any of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders may notify us of their request(s) by calling (800) 489-1307 or by sending a written request addressed to our Corporate Secretary at LHC Group, Inc., 901 Hugh Wallis Road South, Lafayette, Louisiana 70508. Registered stockholders sharing an address can request delivery of a single copy of any of the proxy materials through these methods of notification. In addition, stockholders who hold shares of our common stock in street name who prefer to receive separate copies of the proxy materials, or who are receiving multiple copies of proxy materials and who prefer to receive a single copy, either now or in the future, should contact their broker, dealer, bank, or other record holder entity.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the company under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” (to the fullest extent permitted by applicable laws and rules) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
2015 Annual Report
Upon the written request of any stockholder entitled to vote at the Annual Meeting, the company will furnish, without charge, a copy of the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. Requests should be directed to the company’s Corporate Secretary at 901 Hugh Wallis Road South, Lafayette, Louisiana 70508 or by calling (800) 489-1307 or submitting an e-mail through our website at www.lhcgroup.com by clicking on “Contact Us”. A copy of the Annual Report for the fiscal year ended December 31, 2015, which includes the Form 10-K, is being made available concurrently with this Proxy Statement. The Annual Report and the Form 10-K are not incorporated into this Proxy Statement and are not considered proxy solicitation materials.
LHC GROUP, INC.

Keith G. Myers
Chief Executive Officer
April 29, 2016

ANNUAL MEETING OF STOCKHOLDERS OF
LHC GROUP, INC.
June 2, 2016
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on June 2, 2016.
The accompanying Proxy Statement and Annual Report for the fiscal year ended
December 31, 2015 are available at http://investor.lhcgroup.com/annuals.cfm.
Please mark, sign, date and mail
your voting instruction card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail this voting instruction card in the envelope provided.  i
¢    20430303000000000000    2                                                                                               060216

LHC GROUP INC.’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL NOMINEES EXCEPT (See instructions below)	NOMINEES: ç John L. Indest ç Ronald T. Nixon ç W.J. "Billy" Tauzin ç Kenneth E. Thorpe	2. To adopt, on an advisory basis, a resolution approving the compensation of the named executive officers.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		3. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the 2016 Annual Meeting of Stockholders, and the 2015 Annual Report.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

The Company does not expect any matters to be presented for action at the Annual Meeting of Stockholders other than the items described in this proxy. However, by submitting your proxy via the Internet or by telephone, or by signing, dating, and returning this proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting of Stockholders.

Signature of Beneficial Owner	Date:	Signature of Beneficial Owner	Date:

¢
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢
ANNUAL MEETING OF STOCKHOLDERS OF
LHC GROUP, INC.
June 2, 2016

SUBMITTING YOUR PROXY AND VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/ by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
You may vote your shares in person by attending the annual meeting. To obtain directions to the LHC Group Inc.’s headquarters, please contact LHC Group, Inc. at (800) 489-1307.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to Be Held on June 2,2016.
The accompanying Proxy Statement and Annual Report for the fiscal year ended December 31, 2015 are available at http://investor.lhcgroup.com/annuals.cfm.
i Please detach along perforated line and mail this proxy card in the envelope provided IF you are not voting via telephone or the Internet. i
¢    20430303000000000000    2                                                                                            060216

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL NOMINEES EXCEPT (See instructions below)	NOMINEES: Á John L. Indest Á Ronald T. Nixon Á W.J. "Billy"Tauzin Á Kenneth E. Thorpe	2. To adopt, on an advisory basis, a resolution approving the compensation of the named executive officers.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		3. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2015 Annual Report.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

The Company does not expect any matters to be presented for action at the Annual Meeting of Shareholders other than the items described in this proxy. However, by submitting your proxy via the Internet or by telephone, or by signing, dating and returning this proxy card, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting of Shareholders.

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that ☐      changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢

☐                     ¢
LHC GROUP, INC.
Proxy Solicited on Behalf of the Board of Directors
for the 2016 Annual Meeting of Stockholders to be held on
June 2, 2016 at 10:00 a.m. (Central Time) at LHC Group Inc.’s Headquarters
located at 901 Hugh Wallis Road South
Lafayette, Louisiana 70508
The undersigned hereby revokes all previous proxies and appoints Keith G. Myers and Donald D. Stelly, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders and any adjournment(s) thereof. To attend the 2016 Annual Meeting of Stockholders and vote in person, please see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting” in the accompanying Proxy Statement.
(Continued and to be signed on the reverse side.)

¢	14,475